UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2020

GORES HOLDINGS IV, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39189	82-2124167
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9800 Wilshire Blvd. Beverly Hills, CA	90212
(Address of principal executive offices)	(Zip Code)

(310) 209-3010

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock	GHIV	Nasdaq Capital Market
Warrants	GHIVW	Nasdaq Capital Market
Units	GHIVU	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

As previously reported, on September 22, 2020, Gores Holdings IV, Inc. (Nasdaq: GHIV, GHIVU, and GHIVW) (the “Company”), a special purpose acquisition company sponsored by an affiliate of The Gores Group, LLC, announced that it had entered into a Business Combination Agreement (the “Business Combination Agreement”) with United Shore Financial Services, LLC d/b/a United Wholesale Mortgage (“UWM”) and certain other signatories thereto. The transaction is expected to close in the fourth quarter of 2020, subject to regulatory and stockholder approvals, and other customary closing conditions. The combined company will operate under the name UWM Corporation

Item 8.01	Other Events.

On November 9, 2020, the Company released a press release announcing that UWM intends to adopt a policy of issuing a regular annual dividend of $0.40 per share as part of its capital allocation strategy following the consummation of its proposed business combination with the Company. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Additional Information about the Proposed Business Combination and Where to Find It

On October 2, 2020, and as amended on November 6, 2020, the Company filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement in connection with the proposed business combination contemplated by the Business Combination Agreement and will mail a definitive proxy statement and other relevant documents to its stockholders once it is available. The definitive proxy statement will contain important information about the proposed business combination contemplated by the Business Combination Agreement and the other matters to be voted upon at a meeting of stockholders of the Company to be held to approve the proposed business combination contemplated by the Business Combination Agreement and other matters (the “Special Meeting”). Company stockholders and other interested persons are advised to read the preliminary proxy statement, as well as any amendments or supplements thereto, and the definitive proxy statement, when available, in connection with the Company’s solicitation of proxies for the Special Meeting because they will contain important information about the proposed business combination. When available, the definitive proxy statement will be mailed to the Company’s stockholders as of a record date to be established for voting on the proposed business combination contemplated by the Business Combination Agreement and the other matters to be voted upon at the Special Meeting. Company stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at www.sec.gov or by directing a request to: Gores Holdings IV, Inc., 9800 Wilshire Boulevard, Beverly Hills, CA 90212, attention: Jennifer Kwon Chou (jchou@gores.com).

Participants in Solicitation

The Company, UWM and their respective directors and officers may be deemed participants in the solicitation of proxies of Company stockholders in connection with the proposed business combination. Company stockholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of the Company in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on March 27, 2020. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Company stockholders in connection with the proposed business combination contemplated by the Business Combination Agreement and other matters to be voted upon at the Special Meeting will be set forth in the proxy statement for the proposed business combination when available. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed business combination will be included in the proxy statement that the Company intends to file with the SEC.

Forward Looking Statements

This Current Report may contain a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning the Company or UWM’s possible or assumed future results of operations, business strategies, debt levels, competitive position, industry environment, potential growth opportunities and the effects of regulation, including whether this transaction will generate returns for stockholders. These forward-looking statements are based on the Company’s or UWM’s management’s current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events. When used in this Current Report, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

These forward-looking statements are not guarantees of future performance and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside UWM’s management’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. With respect to forward looking statements relating to the consummation of the proposed business combination, these risks include, but are not limited to: (a) the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement, the failure to obtain approval of the stockholders of the Company, the failure to receive required regulatory approval; (b) the ability to meet Nasdaq’s listing standards; (c) UWM’s reliance on its warehouse facilities and the risk of a decrease in the value of the collateral underlying certain of its facilities causing an unanticipated margin call; (d) UWM’s ability to sell loans in the secondary market; (e) UWM’s dependence on the government sponsored entities such as Fannie Mae and Freddie Mac; (f) the risk that an increase in the value of the MBS UWM sells in forward markets to hedge its pipeline may result in an unanticipated margin call; (g) UWM’s inability to continue to grow, or to effectively manage the growth of, its loan origination volume; (h) UWM’s ability to continue to attract and retain its Independent Mortgage Advisor relationships; and (i) other risks and uncertainties indicated from time to time in the preliminary proxy statement filed by the Company in connection with the Company’s solicitation of proxies for the Special Meeting, including those under “Risk Factors” therein, and other documents filed or to be filed with the SEC by the Company. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made.

Forward-looking statements included in this Current Report speak only as of the date of this Current Report. Except as required by law, neither the Company nor UWM undertakes any obligation to update or revise its forward-looking statements to reflect events or circumstances after the date of this release. Additional risks and uncertainties are identified and discussed in the Company’s reports filed with the SEC and available at the SEC’s website at www.sec.gov.

Disclaimer

This communication is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities pursuant to the proposed business combination or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

99.1	Press Release dated November 9, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gores Holdings IV, Inc.

Date: November 9, 2020	By:	/s/ Andrew McBride
	Name:	Andrew McBride
	Title:	Chief Financial Officer
and Secretary

Exhibit 99.1

FOR IMMEDIATE RELEASE

Gores Holdings IV Announces United Wholesale Mortgage’s Intention to

Issue a Regular Annual Dividend Upon Closing of Business Combination

LOS ANGELES — BUSINESSWIRE — November 9, 2020 – Gores Holdings IV, Inc. (“Gores Holdings IV”) (NASDAQ CM: GHIV, GHIVU, AND GHIVW), a special purpose acquisition company sponsored by an affiliate of The Gores Group, LLC (“The Gores Group” or “Gores”), today announced United Wholesale Mortgage’s (“UWM” or the “Company”) intention to adopt a policy of issuing a regular annual dividend of $0.40 per share as part of its capital allocation strategy following the consummation of the previously announced pending business combination with Gores Holdings IV (the “Business Combination”).

Alec Gores, Chairman and Chief Executive Officer of The Gores Group, stated, “Given UWM’s free cash flow and solid balance sheet, we strongly support the Company’s intent to adopt a capital allocation policy that includes the issuance of an above-market regular dividend that allows stockholders to benefit from the team’s continued success.”

Mat Ishbia, UWM’s president and CEO, stated, “As the largest wholesale lender in the residential mortgage industry and on the heels of our best quarter in the company’s 34 year history, our intent to issue a dividend following our business combination with Gores Holdings IV demonstrates both our steadfast commitment to creating value for our stockholders and our ongoing belief that UWM is well-positioned for the future. As I noted in our announcement last week, upon becoming a public company, we will continue to manage toward the long term by investing in our business as we have always done in the past, but we also intend to leverage the Company’s consistent and significant free cash flow to enhance stockholder value creation.”

Founded in 1986 and based in Pontiac, Michigan, UWM is the largest wholesale mortgage originator in the United States with nearly 7,000 dedicated team members. UWM’s differentiated business model focuses exclusively on providing wholesale mortgage clients superior service through proprietary technology that enables them to process mortgage applications at faster speeds and provide lower rates than competitors.

About Gores Holdings IV, Inc.

Gores Holdings IV is a special purpose acquisition company sponsored by an affiliate of The Gores Group for the purpose of effecting a merger, acquisition, or similar business combination. Gores Holdings IV completed its initial public offering in January 2020, raising approximately $425 million in cash proceeds. Prior business combinations for special purpose acquisition companies sponsored by affiliates of The Gores Group include: Hostess (Gores Holdings, Inc.), Verra Mobility (Gores Holdings II, Inc.), PAE (Gores Holdings III, Inc.) and recently announced Luminar (Gores Metropoulos, Inc.). Upon the closing of the Business Combination, Gores Holdings IV will change its name to UWM Corporation (“UWMC”).

About The Gores Group, LLC

Founded in 1987 by Alec Gores, The Gores Group is a global investment firm focused on partnering with differentiated businesses that can benefit from the firm’s extensive industry knowledge and decades long experience. Gores Holdings IV and The Gores Group are separate entities with separate management, although there is overlap in size and industry of target acquisition and personnel involved. For more information, please visit www.gores.com.

About United Wholesale Mortgage

Headquartered in Pontiac, Michigan, United Wholesale Mortgage is the #1 wholesale lender in the nation five years in a row. UWM provides Independent Mortgage Advisors, across all 50 states and the District of Columbia, with a unique set of innovative technologically driven tools and a value proposition that enables them to offer borrowers compelling financing alternatives. UWM’s exceptional teamwork and laser-like focus on delivering innovative mortgage solutions are driving the company’s ongoing growth and its leadership position as the foremost advocate for mortgage brokers.

About the Dividend Policy

Regular annual dividends are expected to be declared and paid quarterly starting in the first quarter following consummation of the Business Combination, based on the preceding quarter’s results, with a record date on or shortly after announcement of UWMC’s quarterly financial results. The quarterly declaration of dividends will be subject to the discretion of UWMC’s Board of Directors, taking into consideration the limitations imposed by UWMC’s governing documents, contractual obligations and other requirements of applicable corporate law.

Additional Information about the Business Combination and Where to Find It

Gores Holdings IV has filed with the SEC a preliminary proxy statement in connection with the proposed Business combination contemplated by the Business Combination Agreement and will mail a definitive proxy statement and other relevant documents to its stockholders. The definitive proxy statement will contain important information about the proposed Business Combination contemplated by the Business Combination Agreement and the other matters to be voted upon at a meeting of stockholders to be held to approve the proposed Business Combination contemplated by the Business Combination Agreement and other matters (the “Special Meeting”). Gores Holdings IV stockholders and other interested persons are advised to read, when available, the preliminary proxy statement, as well as any amendments or supplements thereto, and the definitive proxy statement in connection with Gores Holdings IV’s solicitation of proxies for the Special Meeting because they will contain important information about the proposed Business Combination. When available, the definitive proxy statement will be mailed to Gores Holdings IV stockholders as of a record date to be established for voting on the proposed Business Combination contemplated by the Business Combination Agreement and the other matters to be voted upon at the Special Meeting. Gores Holdings IV stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at www.sec.gov or by directing a request to: Gores Holdings IV, Inc., 9800 Wilshire Boulevard, Beverly Hills, CA 90212, attention: Jennifer Kwon Chou (jchou@gores.com).

Participants in Solicitation

Gores Holdings IV, Luminar and their respective directors and officers may be deemed participants in the solicitation of proxies of Gores Holdings IV stockholders in connection with the proposed Business Combination. Gores Holdings IV stockholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of Gores Holdings IV in Gores Holdings IV’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on March 27, 2020. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Gores Holdings IV stockholders in connection with the proposed Business Combination contemplated by the Business Combination Agreement and other matters to be voted upon at the Special Meeting will be set forth in the proxy statement for the proposed Business Combination when available. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed Business Combination will be included in the proxy statement that Gores Holdings IV files with the SEC.

Forward Looking Statements

This press release may contain a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding (a) the use of the net proceeds of the note offering, (b) the impact of the net proceeds on UWM’s balance sheet and liquidity, (c) UWM’s belief that such liquidity will be sufficient to fund long-term growth and return to stockholders of UWMC, (d) Mr. Ishbia’s intent to request that UWMC adopt the referenced dividend policy; and (e) expectations regarding the timing and size of future dividends. These forward-looking statements are based on UWM’s or Gores Holdings IV’s management’s current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside UWM’s or Gores Holdings IV’s management’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions and other important factors include, but are not limited to: (a) the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement and the proposed Business Combination contemplated thereby, including due to the failure to obtain approval of the stockholders of Gores Holdings IV or to satisfy other conditions to closing in the Business Combination Agreement; (b) the impact of macroeconomic and U.S. residential real estate market conditions, including changes in U.S. monetary policies that affect interest rates; (c) UWM’s reliance on its warehouse facilities and the risk of a decrease in the value of the collateral underlying certain of its facilities causing an unanticipated margin call; (d) UWM’s ability to sell loans in the secondary market; (e) UWM’s dependence on the government sponsored entities such as Fannie Mae and Freddie Mac; (f) the risk that an increase in the value of the MBS UWM sells in forward markets to hedge its pipeline may result in an unanticipated margin call; (g) UWM’s inability to continue to grow, or to effectively manage the growth of, its loan origination volume; (h) UWM’s ability to continue to attract and retain its Independent Mortgage Advisor relationships; and (i) other risks and uncertainties indicated from time to time in the preliminary proxy statement filed by Gores Holdings IV in connection with Gores Holdings IV’s solicitation of proxies for the Special Meeting, including those under “Risk Factors” therein, and other documents filed or to be filed with the SEC by Gores Holdings IV. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made.

Contacts:

For inquiries regarding The Gores Group and affiliates, please contact:

Jennifer Kwon Chou

Managing Director

The Gores Group

310-209-3010

jchou@gores.com

OR

John Christiansen/Cassandra Bujarski

Sard Verbinnen & Co

GoresGroup-SVC@sardverb.com

For inquiries regarding UWM, please contact:

Nicole Yelland

Public Relations Strategist

United Wholesale Mortgage

800-981-8898 ext. 4815

nyelland@uwm.com

Investor Relations

InvestorRelations@uwm.com